                                                       EXHIBIT (6)(a)(8)(i)


                              AMENDED AND RESTATED

                         MASTER DISTRIBUTION AGREEMENT

                                    BETWEEN

                        AIM INTERNATIONAL FUNDS, INC.

                             (CLASS A AND C SHARES)

                                      AND

                            A I M DISTRIBUTORS, INC.


         THIS AGREEMENT made as of the 4th day of August, 1997, by and between AIM INTERNATIONAL FUNDS, INC., a Maryland corporation (the "Company"), with respect to the series of shares of its common stock set forth on Appendix A to this agreement (the "Portfolios") and the shares, other than the Class B shares, representing the Portfolios (hereinafter referred to as the "Class A and Class C Shares") and A I M DISTRIBUTORS, INC., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H:

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

         FIRST: The Company on behalf of the Class A and Class C Shares hereby appoints the Distributor as its exclusive agent for the sale of the Class A and Class C Shares to the public directly and through investment dealers and financial institutions in the United States and throughout the world.

         SECOND: The Company shall not sell any Class A and Class C Shares except through the Distributor and under the terms and conditions set forth in paragraph FOURTH below. Notwithstanding the provisions of the foregoing sentence, however:

         (A) the Company may issue Class A and Class C Shares to any other investment company or personal holding company, or to the shareholders thereof, in exchange for all or a majority of the shares or assets of any such company; and

         (B) the Company may issue Class A and Class C Shares at their net asset value in connection with certain classes of transactions or to certain categories of persons, in accordance with Rule 22d-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), provided that any such category is specified in the then current prospectus of the applicable Class A and Class C Shares.

         THIRD: The Distributor hereby accepts appointment as exclusive agent for the sale of the Class A and Class C Shares and agrees that it will use its best efforts to sell such shares; provided, however, that:





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         (A) the Distributor may, and when requested by the Company on behalf of the Class A and Class C Shares shall, suspend its efforts to effectuate such sales at any time when, in the opinion of the Distributor or of the Company, no sales should be made because of market or other economic considerations or abnormal circumstances of any kind; and

         (B) the Company may withdraw the offering of the Class A and Class C Shares (i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction. It is mutually understood and agreed that the Distributor does not undertake to sell any specific amount of the Class A and Class C Shares. The Company shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of Class A and Class C Shares.

         FOURTH:

         (A) The public offering price of Class A Shares (the "offering price") shall be the net asset value per share plus a sales charge, if any.
Net asset value per share shall be determined in accordance with the provisions of the then current prospectus and statement of additional information of the Portfolios. The sales charge shall be established by the Distributor, may reflect scheduled variations in, or the elimination of, sales charges on sales of Class A Shares either generally to the public, or to any specified class of investors or in connection with any specified class of transactions, in accordance with Rule 22d-1 and as set forth in the then current prospectus and statement of additional information of the Portfolios. The Distributor shall apply any scheduled variation in, or elimination of, the selling commission uniformly to all offerees in the class specified.

         The public offering price of the Class C shares shall be the net asset value per share of the applicable Class C shares. Net asset value per share shall be determined in accordance with the provisions of the then current prospectus and statement of additional information of the applicable
Portfolio. The Distributor may establish a schedule of contingent deferred sales charges to be imposed at the time of redemption of the Shares, and such schedule shall be disclosed in the current prospectus of each Portfolio. Such schedule of contingent deferred sales charges may reflect variations in or waivers of such charges on redemptions of Class C shares, either generally to the public or to any specified class of shareholders and/or in connection with any specified class of transactions, in accordance with applicable rules and regulations and exemptive relief granted by the Securities and Exchange Commission, and as set forth in the Portfolios' current prospectus(es). The Distributor and the Company shall apply any then applicable scheduled variation in or waiver of contingent deferred sales charges uniformly to all shareholders and/or all transactions belonging to a specified class.

         (B) The Portfolios shall allow directly to investment dealers and other financial institutions through whom Class A Shares are sold such portion of the sales charge as may be payable to them and specified by the Distributor up to but not exceeding the amount of the total sales charge. The difference between any commissions so payable and the total sales charges included in the offering price shall be paid to the Distributor.

         The Distributor may pay to investment dealers and other financial institutions through whom Class C shares are sold, such sales commission as the Distributor may specify from time to time. Payment of any such sales commissions shall be the sole obligation of the Distributor.





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         (C)  No provision of this Agreement shall be deemed to prohibit any payments by a Portfolio to the Distributor or by a Portfolio or the Distributor to investment dealers, financial institutions and 401(k) plan service providers where such payments are made under a distribution plan adopted by the Company on behalf of each Portfolio pursuant to Rule 12b-1 under the 1940 Act.

         FIFTH: The Distributor shall act as agent of the Company on behalf of each Portfolio in connection with the sale and repurchase of Class A and Class C Shares. Except with respect to such sales and repurchases, the Distributor shall act as principal in all matters relating to the promotion of the sale of Class A and Class C Shares and shall enter into all of its own engagements, agreements and contracts as principal on its own account. The Distributor shall enter into agreements with investment dealers and financial institutions selected by the Distributor, authorizing such investment dealers and financial institutions to offer and sell Class A and Class C Shares to the public upon the terms and conditions set forth therein, which shall not be inconsistent with the provisions of this Agreement. Each agreement shall provide that the investment dealer and financial institution shall act as a principal, and not as an agent, of the Company on behalf of the Portfolios.

         SIXTH:  The Portfolios shall bear:

         (A) the expenses of qualification of Class A and Class C Shares for sale in connection with such public offerings in such states as shall be selected by the Distributor, and of continuing the qualification therein until the Distributor notifies the Company that it does not wish such qualification continued; and

         (B) all legal expenses in connection with the foregoing.

         SEVENTH:

         (A) The Distributor shall bear the expenses of printing from the final proof and distributing the Portfolios' prospectuses and statements of additional information (including supplements thereto) relating to public offerings made by the Distributor pursuant to this Agreement (which shall not include those prospectuses and statements of additional information, and supplements thereto, to be distributed to shareholders of each Portfolio), and any other promotional or sales literature used by the Distributor or furnished by the Distributor to dealers in connection with such public offerings, and expenses of advertising in connection with such public offerings.

         (B) The Distributor may be reimbursed for all or a portion of such expenses, or may receive reasonable compensation for distribution related services, to the extent permitted by a distribution plan adopted by the Company on behalf of the Portfolios pursuant to Rule 12b-1 under the 1940 Act.

         EIGHTH: The Distributor will accept orders for the purchase of Class A and Class C Shares only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders. It is mutually understood and agreed that the Company may reject purchase orders where, in the judgment of the Company, such rejection is in the best interest of the Company.





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         NINTH:  The Company, on behalf of the Portfolios, and the Distributor shall each comply with all applicable provisions of the 1940 Act, the Securities Act of 1933 and of all other federal and state laws, rules and regulations governing the issuance and sale of Class A and Class C Shares.

         TENTH:

         (A) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Company on behalf of the Portfolios agrees to indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of the Portfolios, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company or Portfolio in connection therewith by or on behalf of the Distributor. The Distributor agrees to indemnify the Company and the Portfolios against any and all claims, demands, liabilities and expenses which the Company or the Portfolios may incur arising out of or based upon any act or deed of the Distributor or its sales representatives which has not been authorized by the Company or the Portfolios in its prospectus or in this Agreement.

         (B) The Distributor agrees to indemnify the Company and the Portfolios against any and all claims, demands, liabilities and expenses which the Company or the Portfolios may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of the Portfolios, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company or the Portfolios in connection therewith by or on behalf of the Distributor.

         (C) Notwithstanding any other provision of this Agreement, the Distributor shall not be liable for any errors of the Portfolios' transfer agent(s), or for any failure of any such transfer agent to perform its duties.

         ELEVENTH: Nothing herein contained shall require the Company to take any action contrary to any provision of its Articles of Incorporation, or to any applicable statute or regulation.

         TWELFTH: This Agreement shall become effective as of the date hereof, shall continue in force and effect until February 28, 1999, and shall continue in force and effect from year to year thereafter, provided, that such continuance is specifically approved at least annually (a)(i) by the Board of Directors of the Company or (ii) by the vote of a majority of the Portfolios' outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and (b) by vote of a majority of the Company's directors who are not parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of any party to this Agreement cast in person at a meeting called for such purpose.





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         THIRTEENTH:

         (A) This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of each Portfolio, or by the Distributor, on sixty (60) days' written notice to the other party.

         (B) This Agreement shall automatically terminate in the event of its assignment, the term "assignment" having the meaning set forth in Section 2(a)(4) of the 1940 Act.

         FOURTEENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, it is agreed that the addresses of both the Company and the Distributor shall be 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.


                                       AIM INTERNATIONAL FUNDS, INC.



                                       By: /s/ ROBERT H. GRAHAM
                                          ------------------------------------
                                          Name:    Robert H. Graham
                                          Title:   President
Attest:


/s/ P. MICHELLE GRACE
----------------------------------
Name:  P. Michelle Grace
Title: Assistant Secretary


                                       A I M DISTRIBUTORS, INC.



                                       By: /s/ MICHAEL J. CEMO
                                          ------------------------------------
                                          Name:    Michael J. Cemo
                                          Title:   President
Attest:


/s/ STEPHEN I. WINER
----------------------------------
Name: Stephen I. Winer
Title: Assistant Secretary





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                                   APPENDIX A
                                       TO
                         MASTER DISTRIBUTION AGREEMENT
                                       OF
                         AIM INTERNATIONAL FUNDS, INC.


CLASS A SHARES

AIM Global Aggressive Growth Fund
AIM Global Growth Fund
AIM Global Income Fund
AIM International Equity Fund

CLASS C SHARES

AIM Global Aggressive Growth Fund
AIM Global Growth Fund
AIM Global Income Fund
AIM International Equity Fund





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